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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Helm Capital Group, Inc.
Greenwich, CT


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1998, relating to the consolidated financial statements of Helm Capital Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Expert" in the -Prospectus.


                                                  BDO Seidman, LLP


Houston, Texas
May  6, 1998